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                                                                    EXHIBIT 23.4

                         CONSENT OF GRANT THORNTON LLP

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of 3Com Corporation, a Delaware corporation, of our report dated November 4, 1996 on the financial statements of U.S. Robotics Corporation as of September 29, 1996 and October 1, 1995, and for the three years in the period ended September 29, 1996 and our report dated November 4, 1996 on financial statement schedule, which reports appear on pages 24 and 46 of U.S. Robotics Corporation's annual report on Form 10-K for the year ended September 29, 1996. We also consent to the incorporation by reference to the reference to us under the heading "Experts" in the Registration Statement on Form S-4 of 3Com Corporation as declared effective by the Securities and Exchange Commission on May 8, 1997 (File No. 333-23465), which is incorporated by reference in this Registration Statement.

                                                          /s/ GRANT THORNTON LLP

Chicago, Illinois
October 24, 1997